Exhibit 99.1

Investor Contact:	Brett Ellis
(866) 377-3747
bellis@fairpoint.com

Media Contact:	Rose Cummings
(704) 602-7304
rcummings@fairpoint.com

MAINE PUBLIC UTILITIES COMMISSION ISSUES WRITTEN ORDER APPROVING FAIRPOINT’S ACQUISITION OF VERIZON’S WIRELINE BUSINESS IN MAINE

CHARLOTTE, N.C. (February 1, 2008) – FairPoint Communications, Inc. (NYSE: FRP) today announced the Maine Public Utilities Commission (PUC) issued a written order approving FairPoint’s proposed acquisition of Verizon’s wireline business in Maine. FairPoint’s acquisition of Verizon’s wireline operations in Maine is part of a larger, previously announced transaction in which FairPoint would also acquire Verizon’s wireline operations in New Hampshire and Vermont. Completion of the transaction is subject to approval from the New Hampshire Public Utilities Commission and the Vermont Public Service Board. FairPoint has already received the necessary approvals from the Federal Communications Commission.

“Maine's written order is truly significant. Our team has worked diligently for more than a year to finalize this transaction. We wish to thank the Public Utilities Commission for overseeing a smooth process especially in light of the complexity of this deal,” said Gene Johnson, chairman and CEO of FairPoint Communications.

In early January 2008, the Maine PUC voted in an open hearing to approve the proposed transaction and FairPoint is in the process of reviewing today’s written order for any additional provisions or changes not covered in the open hearing or the stipulation entered into with the staff of the Maine PUC.

About FairPoint
FairPoint Communications, Inc. is an industry leading provider of communications services to rural and small urban communities across the country. Today, FairPoint owns and operates 30 local exchange companies in 18 states offering advanced communications with a personal touch including local and long distance voice, data, Internet, video and broadband services. FairPoint is traded on the New York Stock Exchange under the symbol FRP.  Learn more at www.fairpoint.com.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.

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FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read this document and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Source: FairPoint Communications, Inc., www.fairpoint.com.

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